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                                                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 1 to Form S-1 of WFS Financial Auto Loans, Inc. relating to the WFS Financial 1997-A Owner Trust (Registration No. 33-99420) of our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.






                                              COOPERS & LYBRAND L.L.P.


New York, New York
March 28, 1997